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                                                                    EXHIBIT 23.1


                               ARTHUR ANDERSEN LLP

                           CONSENT TO USE OF REPORT OF
                    INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

         As independent certified public accountants, we hereby consent to the use of our report, and to all references to our firm, included in or made a part of this registration statement.



ARTHUR ANDERSEN LLP


Tampa, Florida
September 16, 1998